Exhibit 99.1

1550 Peachtree Street, N.W.  Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Reports Solid, Broad-Based Results with

Record Revenue in Second Quarter of 2006

ATLANTA, July 20, 2006 — Equifax Inc. (NYSE: EFX) today reported second quarter of 2006 earnings with record revenue. In the quarter ended June 30, revenue was $387.7 million, a 7 percent increase from the second quarter of 2005. Net income was $69.6 million, an 11 percent increase from the same quarter in 2005. Diluted earnings per share totaled $0.53, a 13 percent increase from the second quarter of 2005.

On a non-GAAP basis, excluding the impact of certain litigation matters in the second quarter of 2006 and the incremental impact of adopting Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), net income was $66.5 million, a 6 percent increase from the second quarter of 2005, and diluted earnings per share totaled $0.51, an 8 percent increase from the second quarter of 2005.

“Once again, North America, Europe and Latin America provided great momentum in a very challenging environment. I am also pleased with the growth of our commercial business in the U.S.,” said Richard F. Smith, Equifax Chairman and Chief Executive Officer.  “Our European operations improved significantly, while Personal Solutions made meaningful progress on its long-term targets for growth and profitability.”

Second Quarter 2006 Highlights

•      Operating margin was 25 percent in the second quarter of 2006 compared to 29 percent in the second quarter of 2005. On a non-GAAP basis, excluding the impact of certain litigation matters, operating margin was 28 percent in the second quarter of 2006.

•      Cash provided by operating activities for the second quarter of 2006 was $90.7 million.

•      Equifax repurchased 1.4 million shares of its common stock on the open market for $52.0 million.

•      In June 2006, Equifax consummated a settlement of claims against certain former selling shareholders of Naviant, Inc., an acquisition in 2002, which resulted in a $14.1 million non-taxable gain recorded in other income, net and $0.11 impact on diluted earnings per share.

•      Equifax recognized a loss contingency in operating expenses associated with certain litigation matters related to Personal Solutions, which resulted in an $8.7 million loss, net of tax, and $0.07 impact on diluted earnings per share.

•      The negative incremental impact during the second quarter of 2006 due to our adoption on January 1, 2006 of SFAS 123R was $2.3 million, net of tax, of additional stock-based compensation expense and $0.02 on diluted earnings per share.

North America

Total revenue was $311.6 million in the second quarter, a 5 percent increase from the second quarter of 2005. Operating margin for North America was 33 percent in the second quarter of 2006 compared to 38 percent in the second quarter of 2005. On a non-GAAP basis, excluding the impact of certain litigation matters, operating margin was 37 percent in the second quarter of 2006.

•      North America Information Services revenue was $211.1 million, up 3 percent compared to the second quarter of 2005.

•      Marketing Services revenue was $69.3 million, up 10 percent compared to the second quarter of 2005.

•      Personal Solutions revenue was $31.2 million, up 7 percent compared to the second quarter of 2005.

Europe

Total revenue was $37.6 million, up 7 percent compared to the second quarter of 2005. In local currency, revenue was up 9 percent when compared to the same period in the prior year. Operating margin was 25 percent, up from 22 percent in the second quarter of 2005.

Latin America

Total revenue rose to $38.5 million, up 26 percent compared to the second quarter of 2005. In local currency, revenue was up 17 percent when compared to the same period in the prior year. Operating margin was 29 percent, up from 26 percent in the second quarter of 2005.

About Equifax

Equifax Inc. is a global leader in information technology that enables and secures global commerce with consumers and businesses. We are one of the largest sources of consumer and commercial data. Utilizing our databases, advanced analytics and proprietary enabling technology, we provide real-time answers for our customers. This innovative ability to transform information into intelligence is valued by customers across a wide range of industries and markets. Headquartered in Atlanta, Georgia, Equifax employs approximately 4,700 people in 13 countries throughout North America, Latin America and Europe. Equifax was founded 107 years ago, and today is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

www.equifax.com

Earnings Conference Call and Webcast

Equifax’s quarterly teleconference to discuss the second quarter earnings release will be held today at 9:00 a.m. (EDT). The live audio Webcast of the speakers’ presentations will be available at www.equifax.com and a replay will be available at the same site shortly after the conclusion of the Webcast. This press release, the financial tables, as well as other supplemental information, are also available at that Web site.

Supplemental Financial Information and Non-GAAP Financial Measures

The Common Questions and Answers (Unaudited) (“Q&A”) that are a part of this press release include supplemental financial information which Equifax believes is useful to assess its operating performance.  The following financial measures included herein or in the Q&A are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”): free cash flow; net income and diluted earnings per share, excluding certain litigation matters and incremental impact of SFAS 123R; and operating income (loss) and operating margin, excluding the litigation loss contingency for certain business segments.  A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is presented in the Q&A. This information can also be found under “Our Company/Investor Center/Non-GAAP/GAAP Financial Measures” on our Web site at www.equifax.com.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, risks relating to illegal third party efforts to access data, risks associated with the integration of acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, the outcome of pending litigation and certain other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s Annual Report on Form 10-K for the year ended December 31, 2005, and in our other filings with the Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFAX INC.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,
(In millions, except per share amounts)	2006	2005
	(Unaudited)
Operating revenue	$387.7	$363.4
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	161.8	147.8
Selling, general and administrative expenses	109.0	88.8
Depreciation and amortization	20.5	20.1
Total operating expenses	291.3	256.7
Operating income	96.4	106.7
Interest expense	(8.2)	(9.8)
Minority interests in earnings, net of tax	(1.1)	(1.3)
Other income, net	15.0	2.4
Income before income taxes	102.1	98.0
Provision for income taxes	(32.5)	(35.4)
Net income	$69.6	$62.6

Basic earnings per common share	$0.54	$0.48
Shares used in computing basic earnings per share	128.1	129.8
Diluted earnings per common share	$0.53	$0.47
Shares used in computing diluted earnings per share	130.4	132.7
Dividends per common share	$0.04	$0.04

EQUIFAX INC.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,
(In millions, except per share amounts)	2006	2005
	(Unaudited)
Operating revenue	$761.7	$706.8
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	311.7	290.3
Selling, general and administrative expenses	202.8	167.8
Depreciation and amortization	41.6	40.0
Total operating expenses	556.1	498.1
Operating income	205.6	208.7
Interest expense	(16.1)	(18.9)
Minority interests in earnings, net of tax	(2.0)	(2.6)
Other income, net	15.5	5.1
Income before income taxes	203.0	192.3
Provision for income taxes	(70.5)	(71.1)
Net income	$132.5	$121.2

Basic earnings per common share	$1.03	$0.93
Shares used in computing basic earnings per share	128.6	129.8
Diluted earnings per common share	$1.01	$0.91
Shares used in computing diluted earnings per share	131.0	132.6
Dividends per common share	$0.08	$0.07

EQUIFAX INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In millions, except par values)	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48.2	$37.5
Trade accounts receivable, net of allowance for doubtful accounts of $10.6 at June 30, 2006 and $9.6 at December 31, 2005	239.0	216.0
Prepaid expenses	24.9	17.9
Other current assets	10.4	9.0
Total current assets	322.5	280.4
Property and equipment:
Capitalized internal-use software and system costs	225.3	205.9
Data processing equipment and furniture	131.4	124.5
Land, buildings and improvements	29.2	29.1
Total property and equipment	385.9	359.5
Less accumulated depreciation	(227.6)	(202.7)
Total property and equipment, net	158.3	156.8

Goodwill	804.8	791.2
Indefinite-lived intangible assets	95.3	95.0
Purchased intangible assets, net	250.2	263.4
Prepaid pension asset	191.5	183.7
Other assets, net	61.1	61.0
Total assets	$1,883.7	$1,831.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current maturities	$95.6	$92.3
Accounts payable	16.8	5.9
Accrued expenses	51.4	54.0
Accrued salaries and bonuses	26.1	40.7
Deferred revenue	63.9	49.2
Accrued legal expenses	20.0	6.1
Other current liabilities	38.8	46.3

Total current liabilities	312.6	294.5
Long-term debt	433.8	463.8
Deferred income tax liabilities, net	129.8	126.1
Other long-term liabilities	114.8	126.8
Total liabilities	991.0	1,011.2

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 185.9 at June 30, 2006 and 185.2 at December 31, 2005; Outstanding shares - 127.3 at June 30, 2006 and 129.2 at December 31, 2005	232.4	231.5
Paid-in capital	587.5	559.0
Retained earnings	1,647.0	1,525.1
Accumulated other comprehensive loss	(138.3)	(157.8)
Treasury stock, at cost, 54.4 shares at June 30, 2006 and 51.7 shares at December 31, 2005	(1,374.2)	(1,274.6)
Stock held by employee benefits trusts, at cost, 4.2 shares at June 30, 2006 and 4.3 shares at December 31, 2005	(61.7)	(62.9)
Total shareholders’ equity	892.7	820.3
Total liabilities and shareholders’ equity	$1,883.7	$1,831.5

EQUIFAX INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(In millions)	2006	2005
	(Unaudited)
Operating activities:
Net income	$132.5	$121.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41.6	40.0
Stock-based compensation expense	10.8	3.8
Tax effects of stock-based compensation plans	4.2	7.4
Excess tax benefits from stock-based compensation plans	(2.9)	—
Deferred income taxes	0.3	13.3
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(20.5)	(16.8)
Prepaid expenses and other current assets	(6.6)	0.2
Other assets	(4.7)	(13.6)
Current liabilities, excluding debt	14.3	(15.2)
Other long-term liabilities, excluding debt	(13.0)	(8.0)
Cash provided by operating activities	156.0	132.3
Investing activities:
Capital expenditures	(26.5)	(22.1)
Acquisitions, net of cash acquired	—	(104.5)
Other	(0.1)	10.1
Cash used in investing activities	(26.6)	(116.5)

Financing activities:
Net short-term borrowings	3.3	11.4
Net repayments under long-term revolving credit facilities	(30.0)	—
Treasury stock purchases	(98.6)	(55.0)
Dividends paid	(10.3)	(9.4)
Proceeds from exercise of stock options	13.4	31.0
Excess tax benefits from stock-based compensation plans	2.9	—
Other	0.1	0.5
Cash used in financing activities	(119.2)	(21.5)
Effect of foreign currency exchange rates on cash and cash equivalents	0.5	(1.7)
Increase (decrease) in cash and cash equivalents	10.7	(7.4)
Cash and cash equivalents, beginning of period	37.5	52.1
Cash and cash equivalents, end of period	$48.2	$44.7

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.     Can you provide a further analysis of operating revenue and operating income?

Operating revenue and operating income consist of the following components:

	Three Months Ended June 30,
		% of		% of
	2006	Revenue	2005	Revenue	$ Change	% Change
Operating revenue:
North America
Information Services	$211.1	54%	$205.8	57%	$5.3	3%
Marketing Services	69.3	18%	62.8	17%	6.5	10%
Personal Solutions	31.2	8%	29.3	8%	1.9	7%
North America - Total	311.6	80%	297.9	82%	13.7	5%
Europe	37.6	10%	35.0	10%	2.6	7%
Latin America	38.5	10%	30.5	8%	8.0	26%
Total operating revenue	$387.7	100%	$363.4	100%	$24.3	7%

	Three Months Ended June 30,
		Profit		Profit
	2006	Margin	2005	Margin	$ Change	% Change
Operating income:
North America
Information Services	$88.4	42%	$88.1	43%	$0.3	0%
Marketing Services	24.4	35%	19.9	32%	4.5	22%
Personal Solutions	(11.3)	-36%	4.3	15%	(15.6)	-361%
North America - Total	101.5	33%	112.3	38%	(10.8)	-10%
Europe	9.5	25%	7.7	22%	1.8	24%
Latin America	11.0	29%	8.1	26%	2.9	36%
General Corporate Expense	(25.6)	nm	(21.4)	nm	(4.2)	-20%
Total operating income	$96.4	25%	$106.7	29%	$(10.3)	-10%

	Six Months Ended June 30,
		% of		% of
	2006	Revenue	2005	Revenue	$ Change	% Change
Operating revenue:
North America
Information Services	$419.0	55%	$398.3	56%	$20.7	5%
Marketing Services	134.9	17%	121.6	17%	13.3	11%
Personal Solutions	61.8	8%	59.1	9%	2.7	5%
North America - Total	615.7	80%	579.0	82%	36.7	6%
Europe	72.5	10%	71.7	10%	0.8	1%
Latin America	73.5	10%	56.1	8%	17.4	31%
Total operating revenue	$761.7	100%	$706.8	100%	$54.9	8%

	Six Months Ended June 30,
		Profit		Profit
	2006	Margin	2005	Margin	$ Change	% Change
Operating income:
North America
Information Services	$177.5	42%	$172.4	43%	$5.1	3%
Marketing Services	44.9	33%	38.2	31%	6.7	18%
Personal Solutions	(10.4)	-17%	7.3	12%	(17.7)	-243%
North America - Total	212.0	34%	217.9	38%	(5.9)	-3%
Europe	18.3	25%	15.7	22%	2.6	17%
Latin America	20.4	28%	14.4	26%	6.0	42%
General Corporate Expense	(45.1)	nm	(39.3)	nm	(5.8)	-15%
Total operating income	$205.6	27%	$208.7	29%	$(3.1)	-2%

nm - not meaningful

2.     Can you provide a further analysis of operating revenue in the North America segment?

North America operating revenue consists of the following components:

	Three Months Ended June 30,
		% of		% of
	2006	Revenue	2005	Revenue	$ Change	% Change
North America operating revenue:
U.S. Consumer and Commercial Services	$162.0	52%	$156.2	53%	$5.8	4%
Mortgage Services	19.3	6%	21.8	7%	(2.5)	-12%
Canadian Operations	29.8	10%	27.8	9%	2.0	7%
Total Information Services	211.1	68%	205.8	69%	5.3	3%
Credit Marketing Services	40.7	13%	38.4	13%	2.3	6%
Direct Marketing Services	28.6	9%	24.4	8%	4.2	17%
Total Marketing Services	69.3	22%	62.8	21%	6.5	10%
Personal Solutions	31.2	10%	29.3	10%	1.9	7%
Total North America operating revenue	$311.6	100%	$297.9	100%	$13.7	5%

	Six Months Ended June 30,
		% of		% of
	2006	Revenue	2005	Revenue	$ Change	% Change
North America operating revenue:
U.S. Consumer and Commercial Services	$321.5	52%	$300.6	52%	$20.9	7%
Mortgage Services	39.4	6%	43.2	8%	(3.8)	-9%
Canadian Operations	58.1	10%	54.5	9%	3.6	7%
Total Information Services	419.0	68%	398.3	69%	20.7	5%
Credit Marketing Services	80.4	13%	73.0	13%	7.4	10%
Direct Marketing Services	54.5	9%	48.6	8%	5.9	12%
Total Marketing Services	134.9	22%	121.6	21%	13.3	11%
Personal Solutions	61.8	10%	59.1	10%	2.7	5%
Total North America operating revenue	$615.7	100%	$579.0	100%	$36.7	6%

3.     Can you provide an analysis of the components of operating expenses as a percentage of operating revenue?

Components of operating expenses as a percentage of operating revenue are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Cost of services	42%	41%	41%	41%
Selling, general and administrative expenses	28%	24%	27%	24%
Depreciation and amortization	5%	6%	5%	6%
Total operating expenses	75%	71%	73%	71%

4.     Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
North America	$14.5	$14.4	$29.5	$28.5
Europe	1.4	1.4	2.8	3.0
Latin America	1.9	1.7	3.7	3.4
General Corporate	2.7	2.6	5.6	5.1
Total depreciation and amortization	$20.5	$20.1	$41.6	$40.0

5.     What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended June 30, 2006
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada	$3.0	10%	$1.1	9%
Europe	(0.5)	-2%	(0.1)	-1%
Latin America	2.9	9%	0.7	8%
	$5.4	1%	$1.7	2%

	Six Months Ended June 30, 2006
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada	$4.6	8%	$1.7	8%
Europe	(3.3)	-5%	(0.8)	-5%
Latin America	6.7	12%	1.5	10%
	$8.0	1%	$2.4	1%

6.     What was the level of debt?

Total debt was comprised of the following components:

	June 30,	December 31,
	2006	2005
Senior notes and debentures - long-term	$400.0	$400.0
Borrowings under long-term revolving credit facilities	35.0	65.0
Short-term trade receivables-backed revolving credit facility	90.0	88.0
Other	5.6	4.4
Total debt	530.6	557.4
Less short-term debt and current maturities	(95.6)	(92.3)
Less unamortized discounts	(1.2)	(1.3)
Total long-term debt	$433.8	$463.8

7.     What is the current authorization amount for stock buybacks?

As of June 30, 2006, $248.4 million remained authorized for future share repurchases. We invested $97.0 million and $55.0 million in open market purchases of our common stock during the six months ended June 30, 2006 and 2005.

8.     What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 34.7% for the six months ended June 30, 2006 down from 37.0% for the same period in 2005. The reduction was due primarily to the non-taxable litigation settlement during the second quarter of 2006 and lower state income taxes, partially offset by additional tax expense related to non-deductible executive compensation and a higher foreign tax rate. The effective income tax rate was 31.8% for the three months ended June 30, 2006, down from 36.1% for the same period in 2005, due to the same factors discussed above.

9.     What was the impact of the retirement of Karen H. Gaston, the Company’s former Chief Administrative Officer, as disclosed in the Form 8-K filed on May 15, 2006, on the financial results for the three and six months ended June 30, 2006?

Ms. Gaston’s retirement on June 1, 2006 resulted in incremental expenses of $1.3 million, pretax, and $0.8 million, net of tax, during the three and six months ended June 30, 2006.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.    Reconciliation of cash provided by operating activities to free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Cash provided by operating activities	$90.7	$90.5	$156.0	$132.3
Less capital expenditures	(15.8)	(12.3)	(26.5)	(22.1)
Free cash flow	$74.9	$78.2	$129.5	$110.2

B.    Reconciliation of net income to net income, excluding certain litigation matters and incremental impact of SFAS 123R:

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change

Net income	$69.6	$62.6	11%	$132.5	$121.2	9%
Certain litigation matters	(5.4)	—		(5.4)	—
Net income, excluding certain litigation matters	64.2	62.6		127.1	121.2
Incremental impact of SFAS 123R	2.3	—		3.9	—
Net income, excluding certain litigation matters and incremental impact of SFAS 123R	$66.5	$62.6	6%	$131.0	$121.2	8%

C.    Reconciliation of diluted earnings per share to diluted earnings per share, excluding certain litigation matters and incremental impact of SFAS 123R:

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change

Diluted earnings per share	$0.53	$0.47	13%	$1.01	$0.91	11%
Certain litigation matters	(0.04)	—		(0.04)	—
Diluted earnings per share, excluding certain litigation matters	0.49	0.47		0.97	0.91
Incremental impact of SFAS 123R	0.02	—		0.03	—
Diluted earnings per share, excluding certain litigation matters and incremental impact of SFAS 123R	$0.51	$0.47	8%	$1.00	$0.91	9%

D.    Reconciliation of Personal Solutions operating loss to operating income, excluding the litigation loss contingency, and operating margin to operating margin, excluding the litigation loss contingency:

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change

Personal Solutions operating income (loss)	$(11.3)	$4.3	-361%	$(10.4)	$7.3	-243%
Litigation loss contingency	14.0	—		14.0	—
Personal Solutions operating income, excluding the litigation loss contingency	$2.7	$4.3	-37%	$3.6	$7.3	-51%

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Personal Solutions operating margin	-36%	15%	-17%	12%
Litigation loss contingency	45%	—	23%	—
Personal Solutions operating margin, excluding the litigation loss contingency	9%	15%	6%	12%

E.    Reconciliation of Consolidated operating income to operating income, excluding the litigation loss contingency, and operating margin to operating margin, excluding the litigation loss contingency:

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change

Consolidated operating income	$96.4	$106.7	-10%	$205.6	$208.7	-2%
Litigation loss contingency	14.0	—		14.0	—
Consolidated operating income, excluding the litigation loss contingency	$110.4	$106.7	4%	$219.6	$208.7	5%

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Consolidated operating margin	25%	29%	27%	29%
Litigation loss contingency	3%	—	2%	—
Consolidated operating margin, excluding the litigation loss contingency	28%	29%	29%	29%

F.    Reconciliation of North America operating income to operating income, excluding the litigation loss contingency, and operating margin to operating margin, excluding the litigation loss contingency:

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change

North America operating income	$101.5	$112.3	-10%	$212.0	$217.9	-3%
Litigation loss contingency	14.0	—		14.0	—
North America operating income, excluding the litigation loss contingency	$115.5	$112.3	3%	$226.0	$217.9	4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

North America operating margin	33%	38%	34%	38%
Litigation loss contingency	4%	—	3%	—
North America operating margin, excluding the litigation loss contingency	37%	38%	37%	38%

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Free Cash Flow - The free cash flow financial measure is not prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and excludes capital expenditures from cash provided by operating activities.  Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to net income, operating income, cash flow from operating activities, or the change in cash and cash equivalents on the Consolidated Balance Sheets and may not be comparable with free cash flow as defined by other companies.

Management believes free cash flow financial information provides meaningful supplemental information regarding our performance and liquidity by excluding capital expenditures in order to show the cash generated by us that is available to be used for dividends and discretionary investment. Equifax believes that this financial information is useful to our management and investors in assessing Equifax’s historical performance and liquidity and when planning, forecasting and analyzing future periods.

Net Income and Diluted Earnings per Share, Excluding Certain Litigation Matters and Incremental Impact of SFAS 123R; Personal Solutions Operating Loss and Operating Margin, Excluding the Litigation Loss Contingency; Consolidated Operating Income and Operating Margin, Excluding the Litigation Loss Contingency; and North America Operating Income and Operating Margin, Excluding the Litigation Loss Contingency

Certain Litigation Matters - In June 2006, we consummated a settlement of claims against certain former selling shareholders of Naviant, Inc. In 2004, we served a demand for arbitration alleging, among other things, that the sellers were liable for rescission or for indemnification as a result of breaches of various representations and warranties concerning information furnished to us in connection with our acquisition of Naviant, Inc. in 2002. As a result of this settlement, we recognized a $14.1 million non-taxable gain in other income, net on our Consolidated Statements of Income for the three and six months ended June 30, 2006.

During the second quarter of 2006, we also recorded a $14.0 million, pretax, and $8.7 million, net of tax, loss contingency related to certain legal matters. Of this $14.0 million, pretax loss, $11.5 million was recognized in selling, general and administrative expenses and $2.5 million was recognized in cost of services on our Consolidated Statements of Income during the three and six months ended June 30, 2006. This loss is included within our Personal Solutions segment financial results.

Management believes excluding these litigation matters from certain financial results provides meaningful supplemental information regarding our financial results for the three and six months ended June 30, 2006, as compared to the same periods in 2005 since (1) the gain related to the litigation settlement associated with our previous acquisition of Naviant Inc. is material and is not reflective of our core operations, and (2) the litigation loss contingency of such a material amount is not comparable to similar activity in the prior periods presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

SFAS 123R - On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), which requires the cost relating to share-based payment transactions in which an entity exchanges its equity instruments for goods or services from either employees or non-employees be recognized in the Consolidated Financial

Statements as the goods or services are rendered. The cost is measured at the fair value of the equity instrument issued. Since the date of adoption of SFAS 123R, we are no longer permitted to follow the intrinsic value accounting method under previous accounting guidance, which resulted in no stock-based compensation expense for stock options for which the exercise price was equal to the fair value of the underlying stock on the date of grant.

Management believes excluding the incremental impact of SFAS 123R from net income and diluted earnings per share provides meaningful supplemental information regarding our financial results for the three and six months ended June 30, 2006, as compared to the same periods in 2005 since our Consolidated Financial Statements issued prior to January 1, 2006 did not change as a result of adopting SFAS 123R. There was no change to our prior years’ Consolidated Financial Statements because we elected the modified prospective transition method. Equifax believes that this financial information is useful to investors since it is consistent with how management assesses Equifax’s historical performance and year-over-year growth and when planning, forecasting and analyzing future periods. By excluding the incremental impact of SFAS 123R, our management is able to review the financial statement impact of various business initiatives and evaluate the effectiveness of such initiatives.

The incremental impact of SFAS 123R during the three and six months ended June 30, 2006 represents (1) the stock option expense related to stock options unvested at the time of adoption and granted during 2006, (2) the accelerated expense recognition for nonvested shares that were issued during the 2006 to employees that are retirement-eligible prior to the expiration of the stated vesting period, and (3) the impact of estimating forfeitures related to nonvested shares. For additional information about SFAS 123R, see Note 2 of the Notes to Consolidated Financial Statements in our Form 10-Q for the three months ended March 31, 2006.

These non-GAAP financial measures are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, operating margin or earnings per share and may not be comparable with non-GAAP financial measures used by other companies.